Exhibit 99.1

LIBERTY Robotic Surgical System Achieved Additional Milestone in its Path to First in Human and Regulatory Process

The data collected from the usage and experience of the medical professionals in the formative study will be used to support the Company’s anticipated milestones

HINGHAM, Mass., May 31, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular surgical robotic system, announces that an additional milestone was achieved when medical professionals experienced the Company’s LIBERTY Robotic Surgical System as part of a formative study. The study was designed to enable medical professionals, including physicians and Cath-lab technicians, to use and experience LIBERTY in a real-use simulated environment.

The study was performed and managed by experts from a company specializing in conducting Human Factors and Usability Engineering tests of medical devices.

The study included five teams, each consisting of an interventional radiologist and a Cath-Lab technician and simulated the expected clinical setup and use of the LIBERTY® Robotic Surgical System. All participants were successfully trained on the system prior to their participation and the study validated that the LIBERTY Robotic Surgical System operation and setup are intuitive.

Analysis and data from the study exhibited high subjective grading both by the physicians and the technicians, with no comments made on the designed operative flow.

“Educating and establishing close relationships with our target audience, enables the Company to gain valuable feedback and increase awareness to our unique system. In parallel to our regulatory and pre-clinical efforts, we invest in receiving endorsements from leading experts and institutes which we believe will allow us to leverage our path to the clinical stages and later on to the market,” commented Eyal Morag, Chief Medical Officer.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY®, the outcome of its studies to evaluate LIBERTY®, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com